UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2018

ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

001-33400	87-0454148
(Commission File Number)	(I.R.S. Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 303‑467‑5236

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 0240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ARC GROUP WORLDWIDE ANNOUNCES INTERIM CHIEF EXECUTIVE OFFICER DEPARTURE

On May 3, 2018, ARC Group Worldwide, Inc. (the “Company”) announced that Drew M. Kelley, Interim Chief Executive Officer, will resign from the Company on May 10th, 2018. Alan Quasha, Chairman of the Board of Directors of ARC, will assume the dual roles of Chairman and Chief Executive Officer with immediate effect.

Additional information regarding Mr. Quasha has been disclosed in the Company’s Proxy Statement, as filed by the Company with the U.S. Securities and Exchange Commission on September 26, 2017, incorporated herein by reference thereto.  Mr. Quasha will not be taking any compensation with respect to his services as Chief Executive Officer of the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on May 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.
(Registrant)

Date: May 3, 2018	By:	/s/ Brian Knaley
		Name:	Brian Knaley
		Title:	Chief Financial Officer and Principal Accounting Officer